Exhibit 99.2

For Immediate Release

Global Aviation Holdings Announces Noteholder Conference Call to Discuss Third Quarter 2010 Financial Results

PEACHTREE CITY, Ga. (Nov. 15, 2010) — Global Aviation Holdings Inc. (Global Aviation), announced today that it will hold a noteholder conference call to discuss its results for the third quarter 2010 on Wednesday, Nov. 17, 2010 at 2:00 pm EST. The US/Canada dial-in number is 877-399-3404. The international dial-in number is 706-902-4218. The participant ID number is 23202255.

A digital recording of the conference call will be available for replay two hours after the call’s completion. The recording may be accessed through Nov. 30, 2010 by calling 800-642-1687 from the US/Canada or 706-645-9291 for international callers and using conference ID 23202255.

About Global Aviation Holdings

Global Aviation Holdings Inc. is a provider of customized, non-scheduled passenger and cargo air transport services through its subsidiary airlines.  World Airways, founded in 1948, operates cargo and passenger charter flights using B747-400, MD-11 and DC-10 aircraft.  North American Airlines, founded in 1989, operates passenger charter flights using B757-200 and B767-300ER aircraft.  The company is the largest provider of contracted air transportation services to the U.S. Military.

MEDIA CONTACT:

Steve Forsyth

sforsyth@glah.com

(770) 632-8322